Exhibit 10.3

AMENDMENT NO. 1
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the Employment Agreement by and between Phyllis Gotlib (“Executive”) and American Well Corporation, a Delaware corporation (the “Company”), dated as of April 8, 2022 (the “Original Agreement”), is entered into by and between the Company and Executive as of the last date set forth on the signature page below.

WITNESSETH:

WHEREAS, the Company and Executive desire to amend the Original Agreement as provided herein to reflect Executive’s new title of EVP and President, American Well International and changes to the vesting of outstanding equity awards on certain terminations of employment;

WHEREAS, the Company and Executive desire that the amendments set forth herein be considered to be effective immediately;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to modify the Original Agreement as set forth below. Defined terms used herein and not otherwise defined in their context have the meanings set forth in the Original Agreement.

1.
AMENDMENT TO THE ORIGINAL AGREEMENT.
a.
The first sentence of Section 2(a) of the Original Agreement is hereby amended and restated in its entirety as follows:

“Executive shall be employed as EVP and President, American Well International of the Company and Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken, and exercised by persons situated in similar executive capacities.”

b.
Section 8(c)(5) of the Original Agreement is hereby amended and restated in its entirety as follows:

“Each unvested equity award held by Executive at the time of termination shall (i) vest as to the portion that would have vested had Executive remained employed by the Company through the first anniversary of the termination date and (ii) otherwise be governed by the terms of the applicable plan and/or award agreement.”

2.
RATIFICATION AS AMENDED. Except as amended by this Amendment, the terms and conditions of the Original Agreement are confirmed in all other respects, and the Original Agreement, as amended by this Amendment, shall continue in full force and effect. Any reference to the Agreement in the Original Agreement as amended by this Amendment shall mean the Original Agreement as amended by this Amendment. In the event of any inconsistency between the terms of the Original Agreement and the terms of this Amendment, the terms of this Amendment shall control to the extent necessary to resolve the inconsistency.
3.
OTHER PROVISIONS. Section 18(h) (Governing Law) and Section 19 (Entire Agreement/Counterparts) of the Original Agreement are incorporated by reference into this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Original Agreement to be executed as of the day and year first set forth below.

AMERICAN WELL CORPORATION

By: s/o Bradford Gay__________________________

Name: Bradford Gay

Title: SVP &General Counsel

August 9, 2022___________________________
Date

EXECUTIVE

By: s/o Phyllis Gotlib__________________________

________________________________________
Date